Exhibit 10.20

DATED THIS ________ DAY OF MARCH 2023

BETWEEN

TINGO FOODS PLC

as Chargor

AND

DOZY MMOBUOSI

as Chargee

ALL ASSETS DEBENTURE AGREEMENT

TABLE OF CONTENTS

1	Definitions and interpretation	1
2	Covenant to pay	5
3	Grant of security’	6
4	Crystallisation of Floating Charge	7
5	Restrictions on Dealings	8
6	Representations and Warranties	9
7	Undertakings	10
8	Investments	12
9	Perfection of Security	13
10	Further Assurance	15
11	Powers of the Chargee	15
12	Receiver	16
13	Power of attorney	18
14	Other Powers Exercisable by the Chargee	18
15	Power of Sale	19
16	Protection of third parties	19
17	Consolidation of mortgages	20
18	Rights of Chargee or Receiver to Remedy Breach	20
19	Application of money received by the Chargee or a Receiver	20
20	Costs, Expenses and Indemnity	20
21	Assignment	20
22	Disclosure	21
23	Notices	21
24	Amendments	21
25	Remedies and waivers	21
26	Continuing and Additional Security	21
28	No Merger	22
29	Redemption and Release of Security	22
29	Conditional Discharge	22
31	Severability	22
32	Counterparts	22
33	Governing Law	22
34	Jurisdiction	22

Schedule 1 - SECURED aSSETS	23

Schedule 2 -Insurance Policies—Form of notice of assignment and acknowledgement	24

Part A - Form of NOTICE OF ASSIGNMENT TO INSURER	24

Schedule 3 - Assigned Contracts—Form of notice of assignment and acknowledgement	26

Part A Form OF NOTICE OF ASSIGNMENT TO CONTRACT COUNTERPARTY	26
Part B Form OF ACKNOWLEDGEMENT OF NOTICE OF ASSIGNMENT FROM CONTRACT COUNTERPARTY	28

EXECUTION PAGE	29

i

THIS DEED OF ALL ASSETS DEBENTURE (this ’Deed’) is made this _______ day of March 2023

BETWEEN, ON THE ONE HAND,

TINGO FOODS PLC, a public limited company incorporated under the laws of the Federal Republic of Nigeria with RC No. 1961594 and having its principal place of business at Allianz Towers, Broad Street, Lagos (hereinafter referred to as the “Chargor”, which expression shall where the context so admits include its successors-in-title and assigns);

AND, ON THE OTHER HAND,

DOZY MMOBUOSI, a Nigerian citizen residing in the United Kingdom (hereinafter referred to as the “Chargee”, which expression shall where the context so admits include his successors-in-title and assigns).

WHEREAS

A.	Pursuant to the terms of the Securities Purchase Agreement (as defined below) dated of even date herewith, the Issuers (as defined below) agreed to issue certain Promissory Note (as defined below) in favour of the Chargee .

B.	As a condition to the issuance of the Promissory Note, the Chargor has agreed, pursuant to the terms of the Securities Purchase Agreement, to create a first ranking security over all of its assets in favour of the Chargee.

C.	The Chargor and the Chargee now wish to enter into this Deed for the purpose of setting out the terms and conditions of the Security Interest (as defined below) charged in favour of the Chargee.

IT IS AGREED as follows:

1	Definitions and interpretation

1.1	Definitions

Subject to Clause 1.2 (Incorporation definitions), in this Deed, unless otherwise provided:

Account Deposit	means all cash, instruments, investments, securities or other property at any time on deposit in or credited to a Bank Account, including income or gain earned thereon;
Assigned Contracts	means the contracts relating to the business of the Chargor and designated as such by the Parties and which are set out in Part A (Assigned Contracts), Schedule 1 (Secured Assets);
Bank Accounts	means all present accounts opened or maintained by the Chargor, which are set out in Part B (Bank Accounts), Schedule 1 (Secured Assets) of this Deed (and any replacement account or subdivision or subaccount of that account), in each case, together with the debt or debts represented thereby;
Business Day	means a day (other than a Saturday or Sunday) on which banks are open for general business in Lagos, Nigeria;

CAC	means the Corporate Affairs Commission, Abuja, Nigeria;
CAC Registration Fees	means the relevant registration fees payable to the CAC in order to register the Security Interest created by or pursuant to this Deed in accordance with the CAMA;
CAMA	means the Companies and Allied Matters Act, 2020;
CA	means the Conveyancing Act of 1881 now applicable in the states comprising the former Northern Region of Nigeria, Lagos, Rivers, Cross Rivers, Akwa Ibom and Bayelsa States;
Debts	means the revenue claims and monetary claims owing to the Chargor which are set out in Part C (Debts), Schedule 1 (Secured Assets);
Deed	means this all assets debenture;
Event of Default	has the meaning given to such term in the Purchase Documents;
FIRS	means the Federal Inland Revenue Service;
Floating Charge Assets	means the assets for the time being comprised within the floating charge created by Clause 3.3 (Floating charge);
Governmental Authority	means any legislative, executive, administrative, judicial, arbitral, government owned entity, or other body, of any federal, regional, state, local or other authority at any time having jurisdiction over the Chargor;
Initial Stamped Amount	means an amount representing 10% of the original principal amount of the Promissory Note, being the amount in respect of which, stamp duty and CAC Registration Fees shall be assessed and paid by the Chargor on this Deed for the purpose of its initial perfection and which the Chargee has a right to upstamp in accordance with agreement of the Parties;
Insurance Policies	means all the contracts of insurance and reinsurances entered into by or on behalf of the Chargor which form part of the subject matter of the Security Interest created pursuant to this Deed and more particularly described in Part D (Insurance Policies) Schedule 1 (Secured Assets) and all Related Rights in respect of the same;
Intellectual Property	means all:
(a) patents, trademarks, service marks, brand and trade names, domain names, copyrights, design rights and registered designs, documented trade secrets and know-how, confidential information and other intellectual property rights and interests anywhere in the world; and
(b) rights under agreements and licences relating to the rights to use such assets or exploitation of any such rights and assets, held by or for the benefit of the Chargor which are set out in Part E (Intellectual Property), Schedule 1 (Secured Assets);
Issuers	Issuers means MICT Inc., A Delaware corporation and MICT Fintech Limited, a British Virgin Islands business company;
MPL	means the Mortgage and Property Law, Cap M5 Laws of Lagos State 2015;

NCR	means the Nigerian Collateral Registry established pursuant to the Secured Transactions in Movable Assets Act, 2017;
Party	means a party to this Deed;
PCL	means the Property and Conveyancing Law of 1959 Cap 100, Laws of the Western Region, 1959, now applicable in Delta, Edo, Ogun, Osun, Oyo, Ondo and Ekiti States;
Plant and Machinery

means the plant, machinery and associated equipment, office equipment, computers, vehicles and other chattels of the Chargor (excluding those forming part of the Chargor’s stock in trade or work in progress) and the warranties relating to the same and which are set out in Part F (Plant and Machinery) Schedule 1 (Secured Assets);

Promissory Note	means that certain Promissory Note of even date herewith issued in connection with the Securities Purchase Agreement in respect of a principal amount of US$204,000,000 (two hundred four million United States Dollars) between the Issuer, on the one hand, and Chargee, on the other hand;
Purchase Documents	means, collectively, the Securities Purchase Agreement, the Promissory Note, and this Deed;
Real Property	means:
(a) any present or future freehold and/or leasehold properties in Nigeria in respect of which the Chargor has an interest;
(b) any buildings, fixtures, fittings, fixed plant or machinery from time to time situated on or forming part of any of such properties; and
(c) all income, rights and proceeds of sale derived from such properties and the benefits of all covenants to which the Chargor is entitled in respect of such properties.

Receiver	means any receiver appointed under this Deed or pursuant to any applicable law, whether alone or jointly, and includes a receiver and/or manager or administrator receiver or administrator;
Related Investments Rights	means all of the present and future rights to:
	(a)	dividends, distributions, interest and other income from the Shares and Investments;
	(b)	allotments, rights, money or property arising from the Shares and Investments by way of conversion, exchange, redemption, bonus, preference, option or otherwise;
	(c)	stock, shares and securities offered in addition to or substitution for the Shares and Investments; and
	(d)	proceeds of, or from, the disposal of, or other dealing with, any of the Shares and Investments.
Related Rights	means, in relation to any Secured Asset:
	(a)	all rights under any licence, agreement for sale or agreement for lease or other use in respect of all or any part of that asset;
	(b)	all rights, powers, benefits, claims, contracts, warranties, remedies, covenants for title, security, guarantees or indemnities in respect of any part of that asset;
	(c)	the proceeds of sale of all or any part of that asset; and
	(d)	any other moneys paid or payable in respect of that asset.
Secured Assets	means all of the present and future assets and undertaking of the Chargor including the Related Investments Rights and Related Rights which from time to time are the subject of any Security Interest created, or purported to be created, by or pursuant to this Deed;
Secured Obligations	means all present and future monies, obligations and liabilities (whether actual or contingent and whether owed jointly or severally, as principal or surety or in any other capacity whatsoever) of the Issuers and the Chargor to the Chargee under or in connection with each Purchase Document, together with all interest accruing on such monies and liabilities;

Secured Share Assets	means all of the:
(a) Shares and Investments; and
(b) Related Investments Rights.
Securities Purchase Agreement	means that certain Securities Purchase Agreement, of even date herewith, between, on the first hand, the Issuers, on the second hand, the Chargor, and, on the third hand, the Seller(s) as defined under it, of which this Deed is an exhibit thereto;
Security Interest	means any mortgage, charge, assignment (including by way of security), pledge, hypothecation, lien, retention of title provision, trust or flawed asset arrangement (for the purpose of, or which has the effect of, granting security) or any other security interest of any kind whatsoever, or any agreement, whether conditional or otherwise, to create any of the same, or any agreement to sell or otherwise dispose of any asset on terms whereby such asset is or may be leased to or re-acquired or acquired by the person selling it or any affiliate of that person;
Security Period	means the period beginning on the date of this Deed and ending on the date on which the Chargee is satisfied that the Secured Obligations have been unconditionally and irrevocably paid and discharged in full in accordance with the terms of this Deed;
Shares and Investments	means all of the present and future:
(a) shares owned or held by the Chargor, or by any nominee on behalf of the Chargor, in any company; and
(b) stocks, debentures, securities and certificates of deposit held by the Chargor or by any nominee on behalf of the Chargor.

1.2	Incorporation of definitions

Unless defined otherwise in this Deed, or the context requires otherwise, words and expressions defined in the Securities Purchase Agreement or Promissory Note (as applicable) have the same meanings when used in this Deed.

1.3	Interpretation

1.3.1	In this Deed, unless the context otherwise requires:

(a)	words in the singular include the plural and vice versa;

(b)	including means including without limitation;

(c)	where an act is required to be performed promptly, it shall be performed as soon as reasonably possible from the moment when the act could reasonably have been performed, having regard to all of the circumstances;

(d)	a reference to any Party shall be construed as including, where relevant, successors in title to that Party, and that Party’s permitted assigns and transferees (if any);

(e)	a reference to a person includes individuals, unincorporated bodies, government entities, companies and corporations (whether or not having separate legal personality);

(f)	a reference to a Clause or a Schedule is to a clause of, or schedule to, this Deed;

(g)	a reference to this Deed, any other Purchase Document or any other agreement is a reference to that document as amended, novated, supplemented, restated or replaced from time to time in accordance with its terms; and

(h)	references to legislation and any statutory provision thereunder include any amendment, replacement, modification or re-enactment of such legislation or statutory provision, or any part of it.

1.3.2	A reference to this Deed includes its Schedules, which form part of this Deed.

1.3.3	The table of contents and any Clause title, Schedule title or other headings in this Deed are included for convenience only and shall have no effect on the interpretation of this Deed.

1.3.4	An Event of Default is “continuing” if it has not been remedied or waived in accordance with the relevant Purchase Document.

2	Covenant to pay

2.1	The Chargor covenants with the Chargee that it shall, on demand, pay and discharge all the Secured Obligations when due.

2.2	The Chargor shall pay interest as required under the Purchase Documents until the Secured Obligation are fully paid and discharged, notwithstanding any demand or any judgment obtained by the Chargee or the liquidation or insolvency of, or any arrangement or composition with creditors by the Chargor.

2.3	If any amount payable by the Chargor hereunder is not paid when due, interest shall accrue on the overdue amount from day to day until the Chargor actually pays off the overdue amount together with the accrued interest (notwithstanding any judgment or demand for payment) and the interest shall be calculated at the default interest rate as provided under the Promissory Note.

2.4	Save to the extent already provided for in any other Purchase Documents, all sums payable by the Chargor under this Deed shall be paid without any set off, counterclaim, withholding or deduction whatsoever unless required by law, in which event the Chargor shall, simultaneously with making the relevant payment under this Deed, pay to the Chargee such additional amount as will result in the receipt by the Chargee of the full amount which would otherwise have been receivable and supply the Chargee promptly with evidence satisfactory to it confirming that the Chargor has accounted to the relevant authority for the sum withheld or deducted.

3	Grant of security

The Chargor, as legal and beneficial owner with full title guarantee and as continuing security for the payment and discharge of the Secured Obligations, hereby charges the following in favour of the Chargee:

3.1	Fixed Charges

By way of a first ranking fixed charge, the Chargor, as legal and/or beneficial owner with full title guarantee, hereby charges in favour of the Chargee as continuing security for the payment and discharge of the Secured Obligations, all its present and future rights, benefits, title, interest and claims under and in respect of the following:

(a)	Plant and Machinery, and associated equipment belonging to the Chargor;

(b)	all the Chargor’s rights to and title, benefit and interest present and future, in, to and under the Bank Accounts and corresponding Account Deposits;

(c)	all rights in the Intellectual Property or similar rights now or hereafter owned, possessed or controlled by the Chargor and all Related Rights in respect of same;

(d)	the Debts;

(e)	all other moneys due and owing to it;

(f)	all shares held by the Chargor in any company and distributions made in respect of such shares;

(g)	the Related Rights;

(h)	all its present and future goodwill and all rights and claims relating to its uncalled capital for the time being of the Chargor; and

(i)	if not effectively assigned by Clause 3.2 (Assignment), all its rights, title and interest in (and proceeds and claims under) the Insurance Policies and the Assigned Contracts.

3.2	Assignment

3.2.1	The Chargor, with full title guarantee, assigns by way of security to the Chargee and as continuing security for the payment and discharge of the Secured Obligations, to the extent permissible under applicable law, all of its present and future rights, benefits, interests and claims due or owing to it under or in connection with:

(a)	each Insurance Policy; and

(b)	each Assigned Contract.

3.2.2	To the extent that any right, title and interest described in Clause 3.2.1 above is not capable of assignment, the assignment thereof purported to be effected by clause 3.2.1 shall only operate as an assignment of any and all proceeds, damages, compensation, profit or income which the Chargor may derive therefrom or be amended or entitled to in respect thereof in each case as a continuing security for the payment, discharge and performance of the Secured Obligations.

3.3	Floating Charge

The Chargor, as legal and beneficial owner with full title guarantee, charges by way of floating charge in favour of the Chargee and as continuing security for the payment and discharge of the Secured Obligations, all of its present and future assets (except to the extent that those assets are for the time being effectively charged by way of fixed charge or assigned under Clause 3.1 (Fixed Charges) or Clause 3.2 (Assignment) including any assets which have been reconverted into a floating charge under Clause 4.4 (Decrystallisation of Floating Charge).

3.4	Dealing with the Secured Assets

Notwithstanding the other terms in this Clause 3 (Grant of Security), prior to the occurrence of an Event of Default, the Chargor may, continue to exercise all and any of its rights under and in connection with the Bank Accounts, the Account Deposits, the Insurance Policies, the Assigned Contracts or any of the other Secured Assets specified in Clause 3.1 (Fixed Charges).

4	Crystallisation of Floating Charge

4.1	Crystallisation by Notice

4.1.1	The floating charge created by Clause 3.3 (Floating Charge) may be crystallised into a fixed charge by the Chargee giving written notice to the Chargor in relation to any or all of the Floating Charge Assets, if:

(a)	the Security Interest created by or pursuant to this Deed become enforceable in accordance with Clause 11.1 (Enforcement); or

(b)	the Chargee considers (in his reasonable opinion), that crystallisation is required to protect the priority, value or enforceability of the Security Interest created under this Deed.

4.1.2	Where no Floating Charge Assets are specified in the notice referred to in Clause 4.1.1 above, the crystallisation shall take effect over all the Floating Charge Assets.

4.2	Automatic Crystallisation

Upon the occurrence of any of the following:

(a)	the Chargor, without the Chargee’s prior written consent, resolves to take or takes any step to create a Security Interest or trust over any Floating Charge Asset or to dispose of any Floating Charge Asset;

(b)	any person resolves to take or takes any step to levy any distress, execution, sequestration or other process against any Floating Charge Asset;

(c)	the members of the Chargor convene a meeting for the purposes of considering any resolution for its winding up, dissolution, or a compromise, assignment or arrangement with any creditor;

(d)	an order is made for the winding-up, dissolution or other insolvency procedure of or in relation to the Chargor;

(e)	a Receiver or manager or administrator is appointed; or

(f)	if any other floating charge created by the Chargor crystallises for any reason;

the floating charge created by Clause 3.3 (Floating Charge) shall automatically and with immediate effect crystallise (without notice) into a fixed charge in relation to all the Floating Charge Asset(s) to which the relevant breach or step relates, as soon as that breach occurs or that step is taken.

4.3	Assets Acquired Post-Crystallisation

Any assets acquired by the Chargor after crystallisation has occurred and that are not effectively charged by way of fixed charge or assigned under Clauses 3.1 (Fixed charges) or 3.2 (Assignment) shall become subject to the floating charge created by Clause 3.3 (Floating Charge) so that the crystallisation shall be effective as if such assets were owned by the Chargor at the date of crystallisation.

4.4	Decrystallisation of Floating Charge

Any charge that has crystallised under Clause 4.1 (Crystallisation by Notice) or Clause 4.2 (Automatic Crystallisation) may by notice in writing (given at any time by the Chargee), be reconverted into a floating charge in relation to the assets or class of assets specified in that notice.

5	Restrictions on Dealings

5.1	Security

5.2	Except as expressly allowed under the Purchase Documents, the Chargor must not create or permit to subsist any Security Interest on any Secured Assets.

5.3	Disposals

Except as expressly permitted under Purchase Documents or in the ordinary course of its business, the Chargor shall not sell or agree to sell or otherwise dispose of and will not at any time during the subsistence of this Deed sell, assign, part with transfer, lease, license or otherwise dispose of the benefits of all or any of the Chargor’s rights title and interest in and to the Secured Assets or any material part of them.

6	Representations and Warranties

6.1	The Chargor makes the following representations and warranties to and for the benefit of the Chargee on the date of this Deed and acknowledges that the Chargee has entered into this Deed in reliance on such representations and warranties:

(a)	it has the power to execute, deliver and perform its obligations under this Deed and all necessary corporate, shareholder, board and other action has been taken by it to authorise the execution, delivery and performance of this Deed;

(b)	subject to the completion of the applicable perfection requirements, this Deed creates the Security Interest that it purports to create and each of such Security Interest constitutes a legal, valid and effective Security Interest with first ranking priority;

(c)	no Security Interest subsists over any of the Secured Assets except for the Security Interest permitted under the Purchase Documents;

(d)	it is the legal and beneficial owner of all of the Secured Assets and upon its acquiring any property forming part of the Secured Assets, it shall be the legal and beneficial owner of that property;

(e)	it has not sold or agreed to sell or otherwise disposed of or agreed to dispose of the benefit of all or any of its rights, title and interest in and to the Secured Assets in breach of the provisions of the Purchase Documents; and

(f)	following the execution thereof, each Assigned Contract shall be in full force and effect and its obligations thereunder shall constitute valid and binding obligations, and it shall not be in default thereunder.

6.1.1	To the extent permissible under applicable law:

(a)	it has the right and authority to assign and transfer its rights, benefits and receivables under each Insurance Policy;

(b)	it has the authority and (upon execution of each Assigned Contract) the right to charge all its rights, benefits, title, interest and claims under and in respect of each Assigned Contract, and the rights assigned pursuant to Clause 3.2 (Assignment) are free of any lien, encumbrance or adverse claim; and

(c)	its entry into of this Deed shall not constitute a breach of any term of any Insurance Policy.

6.2	Repetition of Representations and Warranties

The representations and warranties set forth in this Clause 6 (Representations and Warranties) are deemed to be made by the Chargor on the date of this Deed and shall survive the execution of this Deed and are continuing representations and warranties which are repeated by the Chargor on every day up to and until the expiry of the Security Period.

7	Undertakings

7.1	The undertakings in this Clause 7 (Undertakings) remain in effect throughout the Security Period.

7.1.1	The Chargor shall not:

(a)	create or permit to subsist any Security Interest over any of the Secured Assets other than any Security Interest permitted under the Purchase Documents except with the prior written consent of the Chargee (such consent not to be unreasonably withheld, delayed or conditioned);

(b)	either in a single transaction or in a series of transactions sell, transfer, licence, lease, grant any option in respect of or otherwise dispose of all or any part of the Secured Assets or agree or attempt to do so except with the prior written consent of the Chargee (such consent not to be unreasonably withheld, delayed or conditioned) or in the ordinary course of its business; and

(c)	knowingly cause or permit to be done anything which is reasonably likely to jeopardise or otherwise prejudice the ability of the Chargee to realise the Security Interest created under this Deed.

7.2	Real Property

7.2.1	The Chargor shall:

(a)	keep all buildings, plant, machinery, fixtures, fittings and other effects charged under this Deed in good and substantial repair and in good working order (except only for fair wear and tear) and renew and replace them when they become obsolete, worn out or destroyed;

(b)	punctually pay or cause to be paid and keep the Chargee indemnified against, all present and future rents, rates, taxes, levies, charges, duties, assessments, impositions and other outgoings assessed, charged or imposed upon or in respect of its Real Property and, when required, produce to the Chargee proof of such payment;

(c)	ensure compliance with all laws, statutes, statutory instruments, regulations and by-laws for the time being in force and all notices, orders and requirements of any competent authority, and all directives and codes of practice affecting its Real Property, business or assets or relating to the protection of the environment or health and safety and give effect to all arrangements which any such authority may direct or recommend;

(d)	permit the Chargee to enter any of its Real Property, without prejudice to the powers conferred by this Deed and without becoming a mortgagee in possession, for any reasonable purpose and to view the state of the same;

(e)	punctually pay the rents and perform any other obligations contained in any lease, agreement for lease, tenancy agreement or licence to occupy its Real Property and enforce the observance and performance by the landlord or licensor of their respective obligations under any such document; and

(f)	insure and keep insured all its Real Property.

7.2.2	The Chargor shall not:

(a)	create any legal or equitable estate or interest (including any license or sub-license, or grant any interest or right relating to the use, occupation or possession) in or over the whole or any part of its Real Property (or purport to do so) or part with possession or ownership or allow any third-party access to or the right to use any of its Real Property except with the prior written consent of the Chargee (such consent not to be unreasonably withheld, delayed or conditioned) or in the ordinary course of its business, repair, maintenance or improvement;

(b)	without the prior written consent of the Chargee (such consent not to be unreasonably withheld, delayed or conditioned):

(i)	exercise any power of leasing its Real Property, or accepting any lease surrenders, nor (except where obliged to do so by law) extend, renew or vary any lease or tenancy agreement or grant any licence to assign or underlet;

(ii)	construct any building or make any structural alteration or apply for any planning consent for the development or change of use of any of its Real Property, or, except in the ordinary course of repair, replacement or improvement, at any time sever, remove or dispose of any fixture on it;

(iii)	enter into onerous or restrictive obligations affecting its Real Property or create or permit to arise any overriding interest or any easement or right in or over it; or

(iv)	alter, pull down, remove or dispose of any buildings, plant, machinery, fixtures, fittings on its Real Property except in the ordinary course of repair, maintenance or improvement.

7.3	Intellectual Property

7.3.1	The Chargor shall:

(a)	take all necessary action to protect and maintain its Intellectual Property and franchises, wherever situated, that are material to its business and contracts; and

(b)	pay all application, registration, renewal and other payments necessary to effect, protect, maintain or renew registrations in respect of its Intellectual Property and do all such things necessary to maintain all Intellectual Property rights in full force and effect, and send or deliver to the Chargee the receipt for every such payment immediately when requested by the Chargee.

7.3.2	The Chargor shall not:

(a)	sell, assign, transfer, license or agree to license any Intellectual Property belonging to it or any interest in them, or permit any third party to use them except with the prior written consent of the Chargee (such consent not to be unreasonably withheld, delayed or conditioned) or in the ordinary course of its business; or

(b)	alter any specification for which any of its trademarks has been registered or give its consent to registration by a third party of any trademark which is the same or confusingly similar to any of its trademarks.

7.4	Book and Other Debts

7.4.1	The Chargor shall collect and realise all its Debts and shall pay all money it may receive in respect of them into one of the Bank Accounts promptly on receipt and, pending such payment, will hold all money so received upon trust for the Chargee.

7.4.2	Unless permitted by the Purchase Documents, the Chargor shall not, without the prior written consent of the Chargee which shall not be unreasonably withheld, delayed or conditioned charge, factor, discount, assign, postpone, subordinate, release or waive its rights in respect of any of its Debts in favour of any other person or purport to do so.

7.5	Bank Account

7.5.1	The Chargor shall collect, realise and immediately on receipt pay into the Bank Accounts, all money it may receive in respect of Debts or each Assigned Contract and pending such payment, it will hold such moneys in trust for the Chargee.

7.5.2	At any time upon an Event of Default, the Chargee may, and is hereby irrevocably and unconditionally authorised, without further enquiry and without either giving notice to the Chargor or obtaining any consent, to apply the whole or part of all monies standing to the credit of the Bank Accounts in or towards payment of the Secured Obligations.

8	Investments

8.1	All investments made by the Chargor after the date of this Deed shall be subject to the floating charge created under this Deed and all investment certificates and other documents of title or evidence of ownership relating to any such investment acquired by the Chargor shall be deposited with the Chargee or in accordance with his direction.

8.2	Except with the prior written consent of the Chargee (such consent not to be unreasonably withheld, delayed or conditioned), the Chargor shall not during the Security Period be entitled to nominate any person to hold any investment on its behalf.

8.3	Notwithstanding the security created by this Deed, the Chargor shall promptly pay all calls, instalments and other payments that may be or become due and payable in respect of all or any investments. The Chargor acknowledges that the Chargee shall not be under any liability in respect of any such calls, instalments or other payments.

9	Perfection of Security

9.1	Deposit of Title Documents

The Chargor shall promptly following the execution of this Deed (or, if later, following the acquisition of any Secured Assets) deposit (or procure the deposit) with the Chargee (or as it shall direct):

(a)	all deeds, title documents, certificates, account mandates, signing authorities and other documents constituting or evidencing title to each of the Secured Assets;

(b)	such deeds and documents of title (if any) relating to the Book Debts as the Chargee may from time to time specify;

(c)	at any time after the execution of this Deed, deposit with the Chargee any further deeds, title documents, certificates, account mandates, signing authorities and other documents constituting or evidencing title to the Secured Assets, promptly upon coming into possession of any of them; and

(d)	any other documents which the Chargee may from time to time require for perfecting his title or the titles of any purchaser.

9.2	Stamping and Registration

9.2.1	The Chargor shall, promptly following the execution of this Deed (and promptly upon the acquisition of any Secured Assets after the date of this Deed), execute and deliver to the Chargee (at the Chargor’s expense) in such form and substance as the Chargee may reasonably require:

(a)	all documents required to perfect the Security Interest created, or purported to be created, by or pursuant to this Deed, including any documents required in connection with any registration formalities such as perfection letters addressed to the FIRS and security registration forms as prescribed by the CAC (executed by the Chargor with the date left blank);

(b)	in relation to the Secured Share Assets, all certificates relating to the Shares and Investments and share transfer forms or other instruments of transfer (executed by the Chargor with the details of the transferee and the date left blank); and

(c)	any notices to any third party of any of the charges or assignments contained in this Deed.

9.2.2	The Chargor shall take all such other action as is available to it as may be necessary or as may reasonably be requested by the Chargee to create, perfect, protect or maintain any of the Security Interest created, or purported to be created, by or pursuant to this Deed or (after the Security Interest created by or pursuant to this Deed have become enforceable) to vest title to any Secured Asset in the Chargee or his nominee or any purchaser, or to facilitate the realisation of any Secured Asset under this Deed or the exercise of any of the rights, powers and remedies of the Chargee provided by or pursuant to this Deed or by law, including:

(a)	the payment of the applicable stamp duties to the FIRS and the stamping of this Deed to fully secure the Secured Obligation; provided that the Chargor upon execution of this Deed shall only stamp for the Initial Stamped Amount (within 30 (thirty) days after execution) and subsequently upstamp as may be directed by the Chargee;

(b)	the payment of applicable CAC Registration Fees and the registration of this Deed at the CAC within 90 (ninety) days of the execution of this Deed; provided that the Chargor upon execution of this Deed shall pay the CAC Registration Fees covering the Initial Stamped Amount (within 90 days after execution) or further amounts in the event of an upstamping as may be directed by the Chargee;

(c)	the payment of the applicable fee and the registration of this Deed at the NCR upon execution of this Deed; and

(d)	the entry of the particulars of the Security Interest created under this Deed into its register of charges.

9.3	No Governmental Consents, Waivers or Approvals

Notwithstanding any other provision of this Deed, the Chargor shall not be required to procure or obtain any waiver, approval or consent of any Governmental Authority in connection with any Security Interest purported to be created by or pursuant to this Deed until such Security Interest has become enforceable in accordance with this Deed, and in that instance, such waivers, approvals or consents, or any Governmental Authority required for the enforcement of the Security Interest shall be procured by the Chargor.

9.4	Notices of Security Interest

The Chargor shall give notices of assignment or charge, as required by the Chargee, in relation to each Secured Asset which is subject to an assignment or charge pursuant to Clause 3.1 (Fixed Charges) or Clause 3.2 (Assignments), to each of the relevant counterparties including:

9.4.1	Insurance Policies

The Chargor shall at its own expense, execute and deliver executed irrevocable notices of assignment in the form contained in Schedule 2 (Insurance Policies—Form of notice of assignment and acknowledgement) to each of the other parties to each of the Insurance Policies and use all reasonable endeavours to procure that the other party returns the signed acknowledgement of such notice directly to the Chargee within 10 (ten) Business Days from the date of the notice provided that, if the Chargor has used all reasonable endeavours and has still not been able to obtain such acknowledgment from the Insurer, any obligation to obtain an acknowledgment shall cease 10 (ten) Business Days following the date of service of the notice; and the Chargor provides to the Chargee satisfactory evidence that the notice of assignment was delivered to, and received by the Insurer.

9.4.2	Assigned Contracts

The Chargor shall at its own expense, execute and deliver executed irrevocable notices of assignment in substantially the form contained in Schedule 3 (Assigned Contracts—Form of notice of assignment and acknowledgement) to each of the other parties to each of the Assigned Contracts and use all reasonable endeavours to procure that such parties return the signed acknowledgement of such notice directly to the Chargee within 10 (ten) Business Days from the date of this Deed provided that, if the relevant Chargor has used its reasonable endeavours and has still not been able to obtain such acknowledgment from the relevant counterparty any obligation to obtain an acknowledgment shall cease 20 (twenty) Business Days following the date of service of the notice; and the Chargor provides to the Chargee evidence that the notice of assignment was delivered to, and received by the counterparty to the Assigned Contract.

10	Further Assurance

The Chargor shall promptly, at its own cost, do any act, make any stamping, filing or registration or sign, seal, execute and deliver such mortgages, charges, transfers, assignments, securities, notices, deeds, instruments or other documents as in each case the Chargee shall from time to time stipulate and in such form as the Chargee may require to:

(a)	perfect and protect the Security Interest created or intended to be conferred on the Chargee by this Deed or the ranking thereof or which are required for the exercise of the rights created by this Deed;

(b)	maintain the Security Interests intended to be hereby created or the ranking thereof;

(c)	create, perfect or protect any security which it may, or may be required to, create in connection with this Deed and/or;

(d)	facilitate the enforcement of the Security Interest, the exercise of the rights created by this Deed and the realisation of the Security Interest.

11	Powers of the Chargee

11.1	Enforcement

11.1.1	The Security Interest created by or pursuant to this Deed shall become immediately enforceable at any time after the occurrence of an Event of Default.

11.1.2	The Parties agree that after the Security Interest created by or pursuant to this Deed have become enforceable, the Chargee may in his absolute discretion without further notice to the Chargor or prior authorisation from any court, enforce all or any part of this Deed in any manner the Chargee sees fit.

11.1.3	Subject to this Clause 11.1 (Enforcement), the Chargee shall be entitled to do any or all of the following:

(a)	take possession of the relevant Secured Assets and otherwise exercise in relation to the same, all of the rights of an absolute owner (including without limitation the right to sell any part of the Secured Assets);

(b)	assign or dispose of any or all the Secured Assets to any person on such terms as the Chargee considers appropriate;

(c)	apply the Secured Assets in or towards the payment of the Secured Obligations and any costs incurred in relation thereto;

(d)	collect, recover, compromise and give a good discharge for, all claims then outstanding or thereafter arising in respect of the Secured Assets and to take over or institute all such proceedings in connection therewith as the Chargee in his absolute discretion thinks fit; and

(e)	recover from the Chargor on demand all expenses incurred or paid by the Chargee in connection with the exercise of the powers referred to in this Clause 11.1 (Enforcement).

11.2	Protective Action

The Chargee shall be entitled (but not bound) at any time after the Security Interest created by or pursuant to this Deed have become enforceable, and as often as may be necessary, to take any such action as it may in his discretion think fit for the purpose of protecting or maintaining the Security Interest created by or pursuant to this Deed.

11.3	Custody

The Chargee shall be entitled to provide for the safe custody by third parties, at the cost of the Chargor, of all share certificates and other documents of title deposited with the Chargee under this Deed and shall not be responsible for any loss or damage to any such certificates or documents unless such loss or damage arises as a result of its fraud, gross negligence or willful misconduct.

12	Receiver

12.1	Appointment of a Receiver

12.1.1	At any time after the Security Interest created by or pursuant to this Deed have become enforceable; or if so requested by the Chargor, the Chargee may appoint by writing any person to be a Receiver of all or any part of the Secured Assets.

12.1.2	Where more than one Receiver is appointed, they shall have power to act separately unless the Chargee in the appointment specifies to the contrary.

12.1.3	The Chargee may from time to time determine the remuneration of the Receiver.

12.1.4	The Chargee may remove the Receiver from the Secured Assets of which it is a Receiver and appoint another in his place.

12.2	Further Appointment

The appointment of a Receiver shall not preclude:

(a)	the Chargee from making any subsequent appointment of a Receiver over all or any of the Secured Assets over which a Receiver has not previously been appointed or has ceased to act; or

(b)	a Receiver, while continuing to act, consenting to the appointment of an additional Receiver to act with it.

12.3	Status of Receiver as an Agent

A Receiver shall be the agent of the Chargor and the Chargor shall be solely liable for the Receiver’s acts, defaults, remuneration and costs.

12.4	Powers of Receiver

A Receiver shall have and be entitled to exercise in relation to the Chargor all the powers set out in the CAMA, and in particular, by way of addition and without limiting such powers, and without prejudice to the powers of the Chargee, a Receiver shall have power either in its own name or in the name of the Chargor:

(a)	in connection with any sale or other disposition of the Secured Assets, to receive the consideration for the sale in a lump sum or in instalments and to receive shares by way of consideration;

(b)	to grant options, licences or any other interests in the Secured Assets;

(c)	to sever fixtures from, and to repair, improve and make any alterations to, the Secured Assets;

(d)	to exercise any voting rights belonging to the Chargor;

(e)	to do all other acts and things which it may consider desirable or necessary for realising any Secured Asset or incidental or conducive to any of the rights, powers or discretions conferred on a Receiver under or by virtue of this Deed; and

(f)	to exercise in relation to any of the Secured Assets all the powers, authorities and things which it would be capable of exercising if it was the absolute beneficial owner of the Secured Asset.

12.5	Limitation of liability

Neither the Chargee nor any Receiver shall be liable (other than as a result of its fraud, gross negligence or willful misconduct) for any loss, however caused, arising out of:

(a)	any sale or other disposal of any of the Secured Assets and whether or not a better price could or might have been obtained by deferring or advancing the date of such sale or other disposal; or

(b)	the exercise of or failure to exercise any of the Chargee’s powers under this Deed; or

(c)	to account as mortgagee in possession for any of the Secured Assets.

12.6	Statutory Restrictions on Appointment of Receiver

The restriction contained in Section 24 of the CA, Section 131 of the PCL and Section 43(1) of the MPL shall not apply to the appointment of Receivers.

13	Power of attorney

13.1	The Chargor, by way of security for the performance of its obligations under this Deed, irrevocably appoints the Chargee (whether or not a Receiver has been appointed) and any Receiver separately, to be the attorney of the Chargor with full power to appoint substitutes and to delegate, for the Chargor in its name and on its behalf, and as its act and deed or otherwise, to execute, deliver and otherwise perfect any document, or perform any act:

(a)	that may be required of the Chargor under this Deed and that the Chargor has failed to do within 10 (ten) Business Days of being notified by the Chargee that it is required; or

(b)	that may be deemed by the attorney necessary or desirable for any purpose of this Deed (including, after the Security Interest created by or pursuant to this Deed have become enforceable, to transfer legal ownership of any of the Secured Assets).

13.2	Ratification

Without prejudice to the generality of Clause 13 (Power of Attorney), the Chargor covenants with the Chargee and separately with any Receiver to ratify:

(a)	all transactions entered into by any attorney in the proper exercise of its powers in accordance with this Deed; and

(b)	all transactions entered into by any attorney in signing, sealing or delivering any deed, assurance or document, perfecting any Security Interest or performing any act, in each case in the proper exercise of its powers in accordance with this Deed.

14	Other Powers Exercisable by the Chargee

14.1	Chargee may exercise Receiver’s powers

All powers of a Receiver conferred by this Deed may be exercised by the Chargee after the Security Interest created by or pursuant to this Deed have become enforceable, whether as attorney of the Chargor or otherwise, and whether or not a Receiver has been appointed.

14.2	Chargee empowered to receive receivables

After the Security Interest created by or pursuant to this Deed have become enforceable, the Chargee or any of his authorised representative is empowered to receive all receivables and claims that may be assigned to the Chargee under this Deed, on payment to give an effectual discharge for them, on non-payment to take and institute if the Chargee in his sole discretion so decides all steps and proceedings either in the name of the Chargor or in the name of the Chargee for their recovery, and to agree accounts and to make allowances and to give time to any surety. The Chargor undertakes to ratify and confirm whatever the Chargee or his authorised representative shall do or purport to do under this Clause 14 (Other powers exercisable by the Chargee) in the proper exercise of his powers in accordance with this Deed.

14.3	Chargee not Obliged to Take Action Relating to Receivables

The Chargee shall not be obliged to:

(a)	make any enquiry as to the nature or sufficiency of any sums received by him in respect of any receivables or claims assigned to the Chargee under this Deed or pursuant to any of the Secured Assets;

(b)	make any enquiry as to the adequacy of performance by any other party to any of the Assigned Contracts of that party’s obligations under any of the Assigned Contracts;

(c)	make any claim or take any other action under this Deed; or

(d)	collect any money or enforce any of the Chargee’s other rights under this Deed.

14.4	Obligation under the Insurance Policies or Assigned Contracts

The Chargee shall have no obligation under the Insurance Policies or the Assigned Contracts and shall have no liability in the event of failure by the Chargor to perform its obligations under the Insurance Policies or the Assigned Contracts.

15	Power of Sale

15.1	The statutory power of sale shall, as between the Chargee and a purchaser from the Chargee, arise on, and be exercisable at any time after, the execution of this Deed. That notwithstanding, the Chargee shall not exercise such power of sale until the Security Interest created by or pursuant to this Deed have become enforceable.

15.2	The restrictions contained in Section 20 of the CA, Section 125 of the PCL and Section 37 of the MPL shall not apply to this Deed.

16	Protection of third parties

16.1	No person (including a purchaser) dealing with the Chargee or any Receiver or any of their respective nominees or agents, shall be concerned to enquire:

(a)	whether the Security Interest created by or pursuant to this Deed have become enforceable;

(b)	whether any Receiver is validly appointed or acting within its powers;

(c)	whether any power exercised or purported to be exercised has become exercisable;

(d)	whether any of the Secured Obligations remain due;

(e)	as to the necessity or expediency of any stipulations or conditions subject to which the sale of any Secured Asset is made, or otherwise as to the propriety or regularity of the sale of any Secured Asset; or

(f)	how any money paid to the Chargee or a Receiver, or their respective nominees or agents, is applied.

17	Consolidation of mortgages

The restrictions on consolidation of mortgages contained in Section 17 of the CA, Section 115 of the PCL and Section 28 of the MPL shall not apply to this Deed.

18	Rights of Chargee or Receiver to Remedy Breach

If the Chargor defaults in its performance of any of the undertakings under Clause 7 (Undertakings) or other obligations in this Deed, the Chargee or any Receiver may (but shall not be obliged to) do whatever may be necessary to rectify the default or protect the Chargee’s interest under this Deed (including, if applicable, entering the Chargor’s Real Property without becoming liable as mortgagee in possession) at the expense of the Chargor.

19	Application of money received by the Chargee or a Receiver

Any money received or recovered by the Chargee or a Receiver under this Deed shall be applied by the Chargee in settlement of the Secured Obligation, and the payment of the surplus (if any) to the Chargor or any other person entitled thereto.

20	Costs, Expenses and Indemnity

20.1	The Chargor shall promptly on demand pay the Chargee the amount of all receipted costs and expenses (including legal fees) incurred by it in connection with the negotiation, preparation, printing and execution of this Deed and any other documents referred to in this Deed.

20.2	If an amendment is made to this Deed at the instance of the Chargor, the Chargor shall, within 5 (five) Business Days of demand, reimburse the Chargee for the amount of all receipted costs and expenses (including legal fees) reasonably incurred by the Chargee in responding to, evaluating, negotiating or complying with that request or requirement.

20.3	The Chargor shall, within 5 (five) Business Days of demand, pay to the Chargee the amount of all costs and expenses (including legal fees) incurred by the Chargee in connection with the enforcement of, or the preservation of any rights under this Deed.

21	Assignment

21.1	The Chargee may at any time assign or transfer any of his rights, interests, benefits or obligations under this Deed.

21.2	The Chargor shall not be entitled to assign its rights or otherwise transfer all or any part of its rights, interests, benefits or obligations under this Deed.

22	Disclosure

22.1	The Chargor irrevocably authorises the Chargee to disclose any information concerning the Chargor, this Deed or the Secured Obligations to:

(a)	any prospective assignee or transferee referred to in Clause 21 (Assignment) and any other person considered by the Chargee to be concerned in the prospective assignment or transfer; and

(b)	any person who, as part of the arrangements made in connection with any transaction referred to in Clause 21 (Assignment), requires such information after the transaction has been effected.

23	Notices

23.1	The provisions of the Securities Purchase Agreement as it relates to Notices shall, to the extent applicable to the Parties be deemed to be incorporated into this Deed in full mutatis mutandis.

23.2	This Clause 23 (Notices) does not apply to any notice given in legal proceedings, arbitration or other dispute resolution proceedings.

24	Amendments

No amendment, waiver or variation of any of the terms of this Deed will be valid or effective unless made in writing and executed by or on behalf of the Parties.

25	Remedies and waivers

25.1	No failure, delay or omission by the Chargee in exercising any right, power or remedy provided by law or under this Deed shall operate as a waiver of that right, power or remedy, nor shall it preclude or restrict any future exercise of that or any other right, power or remedy.

25.2	No single or partial exercise of any right, power or remedy provided by law or under this Deed shall prevent any future exercise of it or the exercise of any other right, power or remedy.

25.3	The Chargee’s rights, powers and remedies under this Deed are cumulative and they do not exclude any rights or remedies that arise by law.

25.4	Any release, waiver or discharge of the whole or any part of the Secured Obligations or any consent, approval or waiver given by the Chargee in relation to this Deed shall only be effective for that specific purpose and for the terms and conditions upon which it was granted.

26	Continuing and Additional Security

26.1	Until the end of the Security Period, the Security Interest created by or pursuant to this Deed shall remain in full force and effect as a continuing security for the Secured Obligations unless and until discharged by the Chargee in the manner provided for in Clause 29 (Redemption and Release of Security).

26.2	No part of the Security Interest created by or pursuant to this Deed will be considered satisfied or discharged by any intermediate payment, discharge or satisfaction of the whole or any part of the Secured Obligations until the Security Interest is discharged in the manner provided under Clause 29 (Redemption and Release of Security)

27	No Prejudice

The Security Interest created, or intended to be created, by or pursuant to this Deed shall not be prejudiced by any unenforceability or invalidity of any other agreement or document.

28	No Merger

Nothing contained in this Deed shall operate so as to merge or otherwise prejudice, affect or exclude any other Security Interest which the Chargee may for the time being, hold for the Secured Obligations or would have but for this Deed.

29	Redemption and Release of Security

Subject to and without prejudice to Clause 30 (Conditional discharge), at the end of the Security Period, the Chargee shall, at the request and cost of the Chargor:

(a)	take whatever action is necessary to release and cancel the Security Interest created by or pursuant to this Deed; and

(b)	return all deeds, certificates, account mandates, signing authorities and other documents of title delivered to the Chargee under this Deed,

in each case without recourse to, or any representation or warranty by, the Chargee or any of his nominees.

30	Conditional Discharge

30.1	Any release, settlement or discharge between the Chargee and the Chargor shall be conditional upon no security, disposition or payment to the Chargee by the Chargor or any other person in respect of the Secured Obligations being avoided, set aside, reduced or ordered to be refunded by virtue of any statutory provision relating to insolvency or liquidation or for any reason whatsoever.

30.2	If any such release, settlement or discharge is reasonably considered by the Chargee to be capable of being avoided, set aside, reduced or ordered to be refunded, the liability of the Chargor under this Deed shall continue or be reinstated and the Chargee shall be entitled to recover the value or amount of any such security, disposition or payment from the Chargor as if the release, settlement or discharge had not occurred.

31	Severability

If any provision of this Deed (or part of any provision of this Deed) is or becomes illegal, invalid or unenforceable, the legality, validity and enforceability of any other provision of this Deed (or other part of that provision of this Deed) shall not be affected.

32	Counterparts

This Deed may be executed in any number of separate counterparts and this has the same effect as if the signatures on those counterparts were on a single copy of this Deed.

33	Governing Law

This Deed and any dispute or claim arising out of, or in connection with it, its subject matter or formation (including non-contractual disputes or claims) shall be governed by, and construed in accordance with, the laws of the Federal Republic of Nigeria.

34	Jurisdiction

34.1	The Parties agree that the courts of Nigeria shall have jurisdiction to settle any dispute which may arise in connection with this Deed and that any final judgment or order of courts in connection with this Deed is conclusive and binding on them and may be enforced against them in the courts of any other jurisdiction.

34.2	Notwithstanding Clause 34.1 above, the Chargee retains the right to bring proceedings against the Chargor in respect of any dispute arising out of or in connection with this Deed in any other court of competent jurisdiction.

This Deed has been executed and delivered as a deed and is intended to take effect as a deed by the Parties on the date written at the beginning of this Deed.

SCHEDULE 1 - SECURED ASSETS

PART A - ASSIGNED CONTRACTS

[       ]

PART B – BANK ACCOUNTS

[       ]

PART C – DEBTS

[       ]

PART D – INSURANCE POLICIES

[       ]

PART E – INTELLECTUAL PROPERTY

[       ]

PART F – EQUIPMENT

[       ]

SCHEDULE 2 -INSURANCE POLICIES—FORM OF NOTICE OF ASSIGNMENT AND ACKNOWLEDGEMENT

Part A - Form of notice of assignment to insurer

[To be printed on the LETTER HEAD of the Chargor]

To: [insert name and address of the relevant insurer]

Date: [●]

Dear Sirs,

[insert brief description of the relevant insurance policy]

1	We refer to the All Assets Debenture dated [●] and granted by us as chargor (the ’Chargor’) in favour of Dozy Mmobuosi (the ’Chargee’) (the ’Debenture’).

2	We refer to the insurance policy effected by us as the policy holder, with you as the insurer relating to [insert brief description of relevant policy and risks covered], with policy number [●] and any policy that may be effected to renew, substitute or replace such insurance policy (the ’Insurance Policy’).

3	We give you notice that pursuant to the terms of the Debenture, we have assigned (and, to the extent not validly or effectively assigned, we have charged by way of fixed charge) to the Chargee by way of security all of our rights and claims from time to time arising in relation to the Insurance Policy including the benefit of all claims arising and all money payable under the Insurance Policy.

4	With effect from the date of receipt of this notice, we irrevocably and unconditionally instruct and authorise you to pay all monies payable to us under the Insurance Policy:

4.1	to the following bank account:

[specify full details of Account]; or

4.2	to such bank account of the Chargor as the Chargee may from time to time specify to you.

5	All settlements of claims in respect of third-party liability, including employer’s liability claims, shall be paid directly to person(s) entitled thereto except in the case where we have properly discharged our liability to such person(s), in which case such payments shall be made to us in reimbursement of moneys expended in satisfaction of such liability You shall not (without the Chargee’s prior written consent) exercise any right of set-off or counterclaim in relation to any amounts owed under or in connection with the Insurance Policy.

6	We irrevocably and unconditionally instruct and authorise you, without requiring further approval from us, to:

6.1	promptly disclose to the Chargee such information relating to the Insurance Policy as the Chargee may at any time request; and

6.2	provide the Chargee with copies of all correspondence given to or received from us under the Insurance Policy promptly after it is given or received.

7	The authority and instructions contained in this notice cannot be revoked or varied by us without the prior written consent of the Chargee.

8	This notice and any dispute or claim arising out of, or in connection with it, its subject matter or formation [(including non-contractual disputes or claims)] shall be governed by, and construed in accordance with Nigerian law.

9	Please acknowledge safe receipt of this notice within [●] days of receipt of this notice, by signing, dating and returning the attached acknowledgement directly to the Chargee at [insert name and address], (marked for the attention of [insert name of individual and/or position]) and by sending a copy to us at [insert name and address], (marked for the attention of [insert name of individual and/or position]).

Yours faithfully

___________________

Director/Authorised signatory

for and on behalf of Tingo Foods PLC.

[On duplicate]

We acknowledge receipt of the Notice of Assignment of which this is a copy and agree to comply with its terms. We confirm that we have not received notice of any other assignment, charge or other third party interest whatsoever of or in any of the rights, title or interest of the Chargor under the Insurance Policy.

By

___________________

Authorised signatory

for and on behalf of [insert name of the Insurer]

SCHEDULE 3 - ASSIGNED CONTRACTS—FORM OF NOTICE OF ASSIGNMENT AND ACKNOWLEDGEMENT

Part A

Form of notice of assignment to contract counterparty

[TO BE PRINTED ON THE LETTER HEAD OF THE CHARGOR]

To: [insert name and address of the relevant contract counterparty]

Date: [●]

Dear Sirs,

[insert brief description of the relevant assigned contract]

1	We refer to the All Assets Debenture (the ’Debenture’) dated [●] and granted by us as chargor (the ’Chargor’) in favour of Dozy Mmobuosi (the ’Chargee’).

2	We refer to the contract relating to [insert description of relevant contract] dated [●] and entered into between us as [●] and you, [insert name of relevant counterparty], as [●] (as amended, novated, supplemented, restated or replaced from time to time) (the ’Contract’).

3	We give you notice that pursuant to the terms of the Debenture, we have assigned (and, to the extent not validly or effectively assigned, we have charged by way of fixed charge) to the Chargee by way of security all of our rights, title and interest from time to time in, and the full benefit of, the Contract and all rights, title and interest in any amounts payable to us under the Contract, including any claims for damages in respect of any breach of the Contract.

4	Upon receiving a written notice from the Chargee that an ‘Event of Default’ (as defined or incorporated by reference in the Debenture) has occurred:

4.1	you shall treat the Chargee as entitled to exercise all rights exercisable by us under the Contract;

4.2	you are authorised and instructed, without requiring further approval from us, to comply with your obligations (including without limitation your payment obligations) under the Contract in accordance with the written instructions of the Chargee from time to time (and to hold the money for any such payments to the Chargee’s order pending receipt of written instructions from the Chargee); and

4.3	subject to paragraph 5 below, you shall allow the Chargee to perform all the obligations assumed by us under the Contract.

5	We shall remain liable to perform all our obligations under the Contract and the Chargee shall be under no obligation of any kind whatsoever in respect of the Contract.

6	We irrevocably and unconditionally instruct and authorise you, without requiring further approval from us, to:

6.1	promptly disclose to the Chargee such information relating to the Contract as the Chargee may at any time request including, without limitation, all information, accounts and records in your possession or control that may be necessary or of assistance to enable the Chargee to verify (i) the amount of all payments made or payable under the Contract by you or (ii) the performance by you of all your obligations under the Contract; and

6.2	provide the Chargee with copies of all notices given to or received from us under the Contract promptly after they are given or received.

7	The authority and instructions contained in this notice cannot be revoked or varied by us without the prior written consent of the Chargee.

8	This notice and any dispute or claim arising out of, or in connection with it, its subject matter or formation [(including non-contractual disputes or claims)] shall be governed by, and construed in accordance with, the laws of the Federal Republic of Nigeria.

9	Please acknowledge safe receipt of this notice within [●] days of receipt of this notice, by signing, dating and returning the attached acknowledgement directly to the Chargee at [insert name and address], (marked for the attention of [insert name of individual and/or position]) and by sending a copy to us at [insert name and address], (marked for the attention of [insert name of individual and/or position]).

Yours faithfully

___________________

Director/Authorised signatory

for and on behalf of Tingo Foods PLC

Part B Form of acknowledgement of notice of assignment from contract counterparty

[TO BE PRINTED ON THE LETTER HEAD OF THE RELEVANT CONTRACT COUNTERPARTY]

To: [insert name and address of the Chargee]

For the attention of: [insert name of individual and/or position]

Copy to: [insert name and address of Chargor]

For the attention of: [insert name of individual and/or position]

Date: [●]

Dear Sirs,

[insert brief description of the relevant assigned contract ] (the ‘Contract’)

1	We acknowledge receipt of the notice of assignment dated [●] and sent to us by Tingo Foods PLC, (the ‘Chargor’) in connection with the Contract (the ‘Notice’).

1	We agree to comply with the terms of the Notice.

2	We confirm that we have not received notice of any other assignment, charge or other third-party interest whatsoever of or in any of the rights, title or interest of the Chargor under the Contract.

3	This acknowledgement and any dispute or claim arising out of, or in connection with it, its subject matter or formation (including non-contractual disputes or claims) shall be governed by, and construed in accordance with, the laws of the Federal Republic of Nigeria.

Yours faithfully

___________________

Director/Authorised signatory

for and on behalf of [insert name of the relevant contract counterparty]]

EXECUTION PAGE

This Deed has been executed and delivered by the Parties on the date written at the beginning of this Deed.

A.

THE CHARGOR

Executed for

TINGO FOODS PLC

by

DIRECTOR	DIRECTOR/COMPANY SECRETARY

B.

THE CHARGEE

Executed by

DOZY MMOBUOSI

___________________

In the presence of:
Witness’ name:
Witness’ signature:
Witness’ address:
Occupation: